UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2011
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-12845	35-1778566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7635 Interactive Way, Suite 200, Indianapolis, Indiana	46278

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
On March 16, 2011, Brightpoint, Inc. (the “Company”), and two of its subsidiaries, including Miami-based Brightpoint Latin America, Inc. (“Brightpoint Latin America”), entered into a purchase agreement (“Purchase Agreement”) with Intcomex, Inc. (“Intcomex”) and two of its subsidiaries providing for the Company’s strategic investment in Intcomex. Under the terms of the Purchase Agreement, Brightpoint Latin America will invest $15 million in cash and contribute certain of its Latin American operations, excluding certain legacy business in Puerto Rico. Upon consummation of the transaction, which is subject to certain closing conditions, Brightpoint Latin America will own approximately 23 percent of the outstanding common stock of Intcomex and will appoint one member to the Intcomex Board of Directors. A copy of the Company’s press release announcing the execution of the Purchase Agreement is attached to this Form 8-K as Exhibit 99.1.
The Purchase Agreement contains various representations, warranties and covenants, including restrictive covenants that would limit certain activities of the Company and its affiliates in Miami-Dade County, Florida, Mexico, Central America, South America and the Caribbean (including Puerto Rico), and would limit certain activities of Intcomex and its affiliates in the Unites States and various countries throughout Europe, the Middle-East, Asia-Pacific and Africa. The Purchase Agreement provides limited exceptions to these restrictions in order to allow Intcomex to engage in its legacy IT products line of business without geographic restriction and the Company to continue certain of its legacy business in Puerto Rico as well as engage in reverse logistics and repair/refurbishment services without geographic restriction. The term of the restrictions would last until the later of (i) three years from the closing date of the Purchase Agreement and (ii) the earlier of (a) the date on which Brightpoint Latin America or any transferee allowed under the Purchase Agreement ceases to control at least ten percent (10%) of the voting power for all outstanding voting Intcomex common stock and (b) the date of the first sale of securities pursuant to an initial registered offering of Intcomex equity securities to the general public.
Each of the Company and Intcomex have also agreed, subject to certain limitations, to indemnify the other for damages arising from the breach of its representations, warranties, covenants or obligations in the Purchase Agreement. Simultaneously with the closing of the transaction, the parties also would enter into a number of additional ancillary agreements, including a license agreement and shareholders agreement. The Purchase Agreement also contains customary termination rights, which include, subject to certain conditions, termination by (i) mutual consent of the Company and Intcomex; or (ii) either party if the transaction has not closed by April 30, 2011.
This Form 8-K contains “Forward looking Statements” within the meaning of the safe harbor provisions of the federal securities laws including, without limitation, the ability to consummate the transactions contemplated by the Purchase Agreement. It should be read in conjunction with the risk factors included in the Company’s periodic reports filed with the Securities and Exchange Commission that discuss important factors that could cause the company’s results to differ materially from those anticipated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. The Company undertakes no obligation to update any forward-looking statements contained in this Form 8-K.
ITEM 9.01. Financial Statements and Exhibits.
Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Press release, dated March 16, 2011, announcing signing of Purchase Agreement (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Craig M. Carpenter
	Name:	Craig M. Carpenter
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 22, 2011